Exhibit 99.1

NEWS RELEASE

CONTACT:
Jean Fontana
646-277-1214
(Jean.Fontana@icrinc.com)

Stage Stores Announces Fourth Quarter Earnings Release Date and Conference Call Information

HOUSTON, TX, February 21, 2019 - Stage Stores, Inc. (NYSE: SSI) today announced that it will release its fourth quarter and fiscal 2018 financial results on Thursday, March 7, 2019. The release of the company’s results will be followed by a pre-recorded conference call, which will occur at 8:30 a.m. Eastern Time on the same day.

Interested parties may access the company’s pre-recorded conference call by dialing 866-393-5631 and providing the conference ID 4775424. Alternatively, interested parties may listen to an audio webcast of the conference call through the Investor Relations section of the company's website (corporate.stage.com). A replay of the conference call will be available online through April 12, 2019.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of February 21, 2019, the company operates in 42 states through 729 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 68 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.   For more information about Stage Stores, visit the company’s website at corporate.stage.com.